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                                                                      EXHIBIT 21



                     LIST OF SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary (1)                             State of Incorporation
------------------                                 ----------------------

Kasho Gold Company, Inc.                                South Carolina
Piedmont Gold Company, Inc.                             North Carolina

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(1) Such subsidiary does business only under its corporate name.




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